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                                                                       EXHIBIT 5





                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                               November 13, 1996





WRITER'S DIRECT DIAL NUMBER                                    OUR FILE NUMBER

(213) 229-7000                                                  C 91007-03961

  The Times Mirror Company
  Times Mirror Square
  Los Angeles, California  90053

         Re:     Issuance and Sale of up to $148,000,000 Principal Amount of
                 7 1/4% Debentures Due November 15, 2096
                 -------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to The Times Mirror Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $148,000,000 principal amount of 7 1/4% Debentures Due November 15, 2096 of the Company (the "Debentures"). The Debentures are being issued pursuant to an Indenture dated as of March 19, 1996 between the Company and Citibank, N.A., as Trustee (the "Indenture").

         We are familiar with the corporate action taken by the Company in connection with the authorization, issuance and sale of the Debentures and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that (a) the Debentures, upon the issuance thereof and timely payment in full therefor in the manner described in the Registration Statement on Form S-3 (File No. 33-62165) of the Company (the "Registration Statement"), the Prospectus dated February 28, 1996 and the Prospectus Supplement dated November 7, 1996 describing the terms of the Debentures as issued, will be validly issued, fully paid and nonassessable and (b) the Debentures so issued will be legally binding obligations of the Company, entitled to the benefits provided under the Indenture pursuant to which they are to be issued.
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GIBSON, DUNN & CRUTCHER LLP

The Times Mirror Company
November 13, 1996
Page 2


         Our opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of any of the remedies, covenants or other provisions of the Debentures and the Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

         In addition, we express no opinion as to: (a) any provisions of the Debentures or the Indenture regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Debentures or the Indenture or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Debentures or the Indenture; or (b) the provisions of the Debentures or the Indenture that may provide for interest on interest or penalty interest.

         The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, New York and federal law.

         This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the General Rules and Regulations of the Commission.

                                        Very truly yours,

                                        /s/GIBSON, DUNN & CRUTCHER LLP

                                        GIBSON, DUNN & CRUTCHER LLP

PFZ/JRH/SNG